     As filed with the Securities and Exchange Commission on June 18, 1999

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                              THE BISYS GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             13-3532663
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                                Identification No.)

                 150 CLOVE ROAD, LITTLE FALLS, NEW JERSEY 07424
                                 (973) 812-8600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               KEVIN J. DELL, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              THE BISYS GROUP, INC.
                                 150 CLOVE ROAD
                         LITTLE FALLS, NEW JERSEY 07424
                                 (973) 812-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             STEWART E. LAVEY, ESQ.
                             SHANLEY & FISHER, P.C.
                               131 MADISON AVENUE
                          MORRISTOWN, NEW JERSEY 07962
                                 (973) 285-1000
                                -----------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
| |

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

            --------------------------------------------------------

                                                    COVER CONTINUED ON NEXT PAGE

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

TITLE OF                                        PROPOSED               PROPOSED
EACH CLASS                                      MAXIMUM                MAXIMUM
OF SECURITIES          AMOUNT                   OFFERING               AGGREGATE           AMOUNT OF
TO BE                  TO BE                    PRICE PER              OFFERING            REGISTRA-
REGISTERED             REGISTERED(1)            SHARE(2)               PRICE(2)            TION FEE
-------------          ------------             ---------              ---------           ---------
Common                 190,132                  $55.44                 $10,540,919         $2,931
Stock, $0.02           shares
par value,
(including
Common Stock
purchase
rights)(3)

-----------------------------------------------------------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable in connection with the shares registered hereby by reasons of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon a price of $55.44 per share, which was the average of the high and low sale prices of Common Stock reported on the Nasdaq National Market on June 15, 1999.

(3) Prior to the occurrence of certain events, purchase rights for Common Stock will not be evidenced separately from the Common Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                              THE BISYS GROUP, INC.

                         190,132 SHARES OF COMMON STOCK





         This Prospectus relates to the offer and sale of up to 190,132 shares of our common stock by the selling stockholders set forth herein. The selling stockholders acquired the shares in connection with our acquisition of HML, Inc. by merger.


         YOU SHOULD CAREFULLY CONSIDER THE RISKS OF AN INVESTMENT IN OUR COMMON STOCK. RISK FACTORS BEGIN ON PAGE 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The selling stockholders may sell the shares from time to time in public transactions or in privately negotiated transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. We will not receive any of the proceeds from the sale of shares.

         BISYS common stock is listed on the Nasdaq National Market under the symbol "BSYS". The last per share sale price of BISYS common stock as reported on the Nasdaq National Market on June 15, 1999 was $55 3/16.






              The date of this Prospectus is               , 1999.

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
Where You Can Find More Information.........................................................     3

The Company.................................................................................     4

Risk Factors................................................................................     5

Use of Proceeds.............................................................................     9

Selling Stockholders........................................................................     10

Plan of Distribution........................................................................     12

Legal Matters...............................................................................     13

Experts.....................................................................................     14

                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available through the SEC's internet site located at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this Prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         - Our Annual Report on Form 10-K for the fiscal year ended June 30,
1998;

         - Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998, December 31, 1998 and March 31, 1999;

         - Our Current Report on Form 8-K dated September 16, 1998; and

         - The description of our common stock and purchase rights for shares of our common stock attached to our common stock described in our registration statements on Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

         You may request a copy of any document incorporated by reference at no cost, by writing or telephoning us at:

                           The BISYS Group, Inc.
                           150 Clove Road
                           Little Falls, New Jersey 07424
                           Attention:  Secretary
                           Telephone:  973-812-8600

         We will not include the exhibits to those documents you request, except for exhibits specifically incorporated by reference.

         You should rely only on the information contained in this Prospectus, any supplement to this Prospectus or information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus, or any supplement, is accurate as of any date other than the date on the front of the document. These securities are not being offered in any state where the offer is not permitted.

                                   THE COMPANY

         BISYS, together with our wholly-owned subsidiaries, support more than 9,000 financial institutions and corporate clients through our integrated business units.

         Our services include:

         - bank information solutions, check imaging applications and brokerage services to financial institutions;

         -        distribution and administration of mutual funds;

         -        retirement plan recordkeeping;

         -        insurance distribution solutions;

         - internet-based professional certification training and continuing education for the insurance and financial services industries;

         -        internet and telephone marketing;

         -        enterprise-wide networking; and

         -        loan/deposit product pricing research.

         We were organized in August 1989 to acquire the banking and thrift data processing operations of Automatic Data Processing, Inc. ("ADP"). BISYS' traditional business was established in 1966 by United Data Processing, Inc., the predecessor of the banking and thrift data processing operations of ADP. Together with our predecessors, we have provided outsourcing solutions to the financial services industry for more than 30 years.

         We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 150 Clove Road, Little Falls, New Jersey 07424 (telephone (973) 812-8600).

                                  RISK FACTORS

         You should carefully consider the following risk factors, together with the other information in this Prospectus, before you make a decision on whether to purchase any shares of common stock offered by this Prospectus.

         This Prospectus contains forward-looking statements. These statements are identified by words like "expect", "should", "could" and "anticipate". Our actual results could differ materially from these statements due to risks and uncertainties, including the ones described below.

CHANGES IN THE GLASS-STEAGALL ACT COULD ADVERSELY IMPACT OUR BUSINESS.

         The Glass-Steagall Act prohibits banks from selling securities. However, banks are permitted to purchase and sell securities, as agents, upon the order and for the account of their customers. Banks are also allowed to provide a wide variety of services to mutual funds, including investment advisory and administrative services. If current restrictions under the Glass-Steagall Act were further relaxed and banks were authorized to organize, sponsor and distribute shares of mutual funds, our bank clients could decide to perform themselves some or all of the services we currently provide to them. If that were to happen, it could have a material adverse impact on our business and results of operations.

DIRECT AND INDIRECT GOVERNMENTAL REGULATION CAN SIGNIFICANTLY IMPACT OUR
BUSINESS.

         Our business is affected by federal and state regulations. Our noncompliance with these regulations could result in the suspension or revocation of our licenses or registrations, including broker/dealer licenses and registrations and insurance producer licenses and registrations. Regulatory authorities could also impose on us civil fines and criminal penalties for noncompliance.

         Some of our subsidiaries are registered with the SEC as broker-dealers. Much of the federal regulation of broker-dealers has been delegated to self-regulatory organizations, principally the National Association of Securities Dealers, Inc. and the national securities exchanges. Broker-dealers are subject to regulations which cover all aspects of their securities business, including, for example:

         -        sales methods;

         -        trading practices;

         -        use and safekeeping of customers' funds and securities;

         -        capital structure;

         -        recordkeeping; and

         -        the conduct of directors, officers and employees.

The operations of our broker-dealers and their profitability could be affected by:

         -        federal and state legislation;

         - changes in rules and regulations of the SEC, banking and other regulatory agencies, and self-regulatory agencies; and

         - changes in the interpretation or enforcement of existing laws, rules and regulations.

         Banks and other depository institutions with whom we do business are also subject to extensive regulation at the federal and state levels under laws and regulations applicable to regulated financial institutions. They are also subject to extensive examination and oversight by federal and state regulatory agencies. Changes in the laws, rules and regulations affecting our client banks and financial institutions and the examination of their activities by applicable regulatory agencies could adversely affect our results of operations.

         Some of our subsidiaries, and officers and employees of these subsidiaries, are required to be licensed as insurance producers in various jurisdictions in which we conduct our insurance services business. They are subject to regulation under the insurance laws and regulations of these jurisdictions. Changes in the laws, rules and regulations affecting licensed insurance producers could adversely affect our operations.

OUR REVENUES AND EARNINGS ARE SUBJECT TO CHANGES IN THE STOCK MARKET.

         A significant portion of our earnings are derived from fees based on the average daily market value of the assets we administer for our clients. A sharp rise in interest rates or a sudden decline in the stock market could influence an investor's decision whether to invest or maintain an investment in a mutual fund. As a result, fluctuations could occur in the amount of assets which we administer. If investors were to seek alternatives to mutual fund investments, it could have a negative impact on our revenues by reducing the amount of assets we administer. Also, from time to time, we and our bank clients waive, for competitive reasons, some fees normally charged to mutual funds.

         We have various programs in place to attempt to insulate ourselves from disadvantageous interest rate and stock market movements, but we cannot make any assurances that these efforts would be successful.

CONSOLIDATION IN THE BANKING AND FINANCIAL SERVICES INDUSTRY COULD ADVERSELY IMPACT OUR BUSINESS.

         There has been and continues to be merger, acquisition and consolidation activity in the banking and financial services industry. Mergers or consolidations of banks and financial institutions in the future could reduce the number of our clients or potential clients. A smaller market for our services could have a material adverse impact on our business and results of operations. Also, it is possible that the larger banks or financial institutions which result from mergers or consolidations could decide to perform themselves some or all of the services which we currently provide or could provide. If that were to occur, it could have a material adverse impact on our business and results of operations.

OUR ACQUISITION STRATEGY SUBJECTS US TO RISKS.

         In the past several years, we have acquired a number of other companies. We may make additional acquisitions. We cannot predict if or when any additional acquisitions will occur or whether they will be successful.

         Acquiring a business involves many risks, including:


         -        incurrence of debt;

         -        incurrence of unforeseen obligations or liabilities;

         - difficulty in integrating the acquired operations and personnel;

         - difficulty in maintaining uniform controls, procedures and policies;

         - possible impairment of relationships with employees and customers as a result of the integration of new personnel;

         - risk of entering markets in which we have minimal prior experience;

         -        decrease in earnings as a result of non-cash charges; and

         - dilution to existing stockholders from the issuance of our common stock to make or finance acquisitions.

WE DO NOT INTEND TO PAY DIVIDENDS.

         We have never paid cash dividends to stockholders and do not anticipate paying cash dividends in the foreseeable future.

OUR STOCK PRICE IS VOLATILE.

         The market price of our common stock has been volatile. From January 1, 1998 to June 15, 1999, the last sale price of our common stock ranged from a low of $32-1/2 per share to a high of $58-7/8 per share.

         The market price of our common stock is subject to many factors, including:

         -        general stock market conditions;

         -        general United States and worldwide economic conditions;

         - conditions in our industries such as competition, demand for services and technological advances;

         -        changes in our revenues and earnings;

         -        changes in analyst recommendations and projections, and

         -        changes in contracts with clients.

WE FACE SIGNIFICANT COMPETITION FROM OTHER COMPANIES.

         We face significant competition from other companies. Many of our competitors are well-established companies, and some of them have greater financial, technical and operating resources than we do. Competition in our business is based primarily upon pricing, quality of products and services, breadth of products and services, new product development and the ability to provide technological solutions.

WE DEPEND ON KEY MANAGEMENT PERSONNEL.

         Our success depends upon the continued services of our key senior management personnel, some of whom do not have employment agreements with us. The loss or unavailability of these individuals could have a material adverse effect on our business prospects. Our success also depends on our ability to attract and retain highly skilled personnel in all areas of our business, including our information processing, fund management and insurance services businesses. We cannot assure that we will be able to attract and retain personnel on acceptable terms in the future.

THE YEAR 2000 ISSUE COULD HARM OUR OPERATIONS.

         We are conducting a review of our computer systems and software applications to identify any systems and applications that could be affected by the inability of any existing computer systems to process time sensitive data accurately beyond the year 1999 (referred to as the "Year 2000" issue). We intend to remediate all significant systems for compliance with the Year 2000 and are also reviewing the adequacy of the process and progress of third party vendors of systems that may be affected by the Year 2000 issue. We use third party provided software and computer systems for such tasks as account and information statement processing, fund accounting, and 401(k) plan record-keeping. Because of the complexity of the Year 2000 issue and the interdependence of organizations using various computer systems, we cannot predict whether our efforts, or those of clients, vendors or other third parties with whom interact, will be satisfactorily completed in a timely manner. Our failure to satisfactorily address the Year 2000 issue could have a material adverse effect on our prospects, business, financial condition and results of operations. The costs of our Year 2000 efforts are not expected to have a material adverse effect. However, we cannot assure that we will not experience costs overruns or delays in connection with our plan for replacing or modifying systems, which could have a material adverse effect on our prospects, business, financial condition and results of operations.

ANTI-TAKEOVER PROVISIONS COULD DISCOURAGE, DELAY OR PREVENT A CHANGE IN CONTROL.

         We have a shareholder rights plan. Each right entitles the holder of a share of our common stock to buy one share of our common stock at an exercise price of $175. If a person or group were to acquire, or to announce the intention to acquire, 15% or more of our outstanding stock, and in some cases 10%, each right would entitle the holder, other than the acquiring person or group, to purchase shares of our common stock at the exercise price of the right with a value of twice the exercise price. This plan could have the effect of discouraging, delaying or preventing persons from attempting to acquire us.

         In addition, the Delaware General Corporation Law, to which we are subject, prohibits, except under circumstances specified in the statute, a corporation from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who own at least 15% of our common stock.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares offered in this Prospectus. All of the proceeds from the sale of the shares will be paid directly to the selling stockholders.

                              SELLING STOCKHOLDERS

                  All of the shares offered by this Prospectus are to be sold for the accounts of the selling stockholders shown below.

                  All of the selling stockholders are former stockholders of HML, Inc. In connection with the our acquisition of HML, Inc., each of the selling stockholders represented to us that he was acquiring shares of our common stock without any present intention of effecting a distribution in those shares and agreed that he would not sell or otherwise dispose of the shares other than pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

                  We granted registration rights to the selling stockholders under a registration rights agreement among those stockholders and us, because they wish to be able to sell some or all of their shares when they deem it appropriate.

                  We agreed to file at our expense a registration statement with the SEC covering the shares held by the selling stockholders and to use our best efforts to keep the registration statement effective until the earlier to occur of the sale of all shares covered by the registration statement or May 28, 2000, which is the first anniversary of the effective date of our acquisition of HML, Inc. We will prepare and file at our expense any amendments and/or supplements to the registration statement as may be necessary until all of the shares have been sold pursuant to the registration statement or until our registration obligations have ended.

         The following table sets forth information, as of the date of this Prospectus, with respect to the selling stockholders:


                                        Common Stock                            Common Stock Beneficially
                                     Beneficially Owned                          Owned After Offering (1)
                                         Prior to           Maximum Amount      -------------------------
          Selling Stockholder            Offering          Offered Hereby(2)     Amount          Percent
          -------------------        ------------------    ---------------      ---------        -------
Harris D. Hobby(3)                       61,439                61,439                  0             0
Ronald W. Lankford(4)                    61,439                61,439                  0             0
Edward C. Mungenast(5)                   61,439                61,439                  0             0
Gregory Brumbeloe(6)                      4,321(6)              2,156              2,165(6)         --(9)
Brian Propes(7)                           1,738(7)              1,503                235(7)         --(9)
Robert B. Rosenberger(8)                  4,321(8)              2,156              2,165(8)         --(9)



--------------------------

(1)    Assumes all of the shares offered hereby are sold.

(2) This Prospectus also covers any additional shares of common stock that may become issuable in connection with the shares of common stock offered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

(3) Prior to our acquisition of HML, Mr. Hobby was a director of HML, shared the office of President of HML with Messrs. Lankford and Mungenast and held various positions with subsidiaries of HML. Mr. Hobby presently serves as an Executive Vice President of HML, our new subsidiary.

(4) Prior to our acquisition of HML, Mr. Lankford was a director of HML, shared the office of President of HML with Messrs. Hobby and Mungenast and was a managing director of a subsidiary of HML.
       Mr. Lankford presently serves as an Executive Vice President of HML, our new subsidiary.

(5) Prior to our acquisition of HML, Mr. Mungenast was a director of HML, shared the office of President of HML with Messrs. Hobby and Lankford and held various positions with subsidiaries of HML. Mr. Mungenast presently serves as an Executive Vice President of HML, our new subsidiary.

(6) Prior to our acquisition of HML, Mr. Brumbeloe was Chief Operating Officer of a subsidiary of HML. Includes 2,165 shares which can be acquired by Mr. Brumbeloe if he exercises presently exercisable stock options.

(7) Prior to our acquisition of HML, Mr. Propes was an officer of a subsidiary of HML. Includes 235 shares which can be acquired by Mr. Propes if he exercises presently exercisable stock options.

(8) Prior to our acquisition of HML, Mr. Rosenberger was an officer of a subsidiary of HML. Includes 2,165 shares which can be acquired by Mr. Rosenberger if he exercises presently exercisable stock options.

(9)    Less than 1%.

                              PLAN OF DISTRIBUTION

         We are registering the shares for the selling stockholders. As used herein, "selling stockholders" includes donees and pledgees selling shares received from a named selling stockholder after the date of this Prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares offered hereby. The selling stockholders will be responsible to pay brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

         The selling stockholders may offer and sell their shares at various times in one or more of the following transactions:

         -        on the Nasdaq National Market;

         -        in the over-the-counter market;

         -        in negotiated transactions;

         -        through short sales of shares;

         -        through put or call transactions; or

         -        in a combination of any of the above transactions.

         The selling stockholders may sell their shares at market prices prevailing at the time of sale or at negotiated prices.

         The selling stockholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Those broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom those broker-dealers may act as agents or to whom they sell as principal, or both. The compensation could, as to a particular broker-dealer, be in excess of customary commissions.

         The selling stockholders and any broker-dealers or agents that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions received by broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act

         We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify us against certain liabilities, including liabilities arising under the Securities Act.

         Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders are also subject to the anti-manipulative provisions of Regulation M under the Securities Exchange Act as it may apply to their sales in the market. These provisions may limit the timing of purchases and sales.

         The selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

         If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         - the name of each selling stockholder and of the participating broker-dealer(s);

         -        the number of shares involved;

         -        the price at which shares were sold;

         - the commissions paid or discounts or concessions allowed to broker-dealer(s), where applicable;

         - that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and

         -        other facts material to the transaction.

         In addition, if we are notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for us by Shanley & Fisher, P.C., Morristown, New Jersey.

                                    EXPERTS

         PricewaterhouseCoopers LLP, independent accountants, audited our financial statements and schedules incorporated by reference in this Prospectus. These documents have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fee-Securities and
 Exchange Commission                                                            $ 2,931
Accounting Fees and Expenses                                                      2,500
Legal Fees and Expenses                                                           7,500
Miscellaneous Expenses                                                            2,000
                                                                                -------

           TOTAL                                                                $14,931

All of the foregoing estimated expenses are being borne by The BISYS Group, Inc. (the "Registrant").

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is organized under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

         A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrants' By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law.

         Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

         The Registrant's Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7). The Registrant maintains directors and officers' liability insurance.

ITEM 16.  EXHIBITS

(a) Exhibits

         The following exhibits are filed as part of this Registration
Statement:

2* Agreement and Plan of Merger dated as of May 28, 1999 among the Registrant, BI-HML Acquisition Corp., HML, Inc. and the stockholders of HML, Inc. named therein (excluding schedules and exhibits thereto, which the Registrant will provide supplementally to the Commission upon request).

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration No. 333-02932).

4.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, Commission File No. 0-19922).

4.3      Specimen of Common Stock Certificate (incorporated by reference to
         Exhibit 4.1 to the Registrant's Registration Statement No. 33-45417).

4.4* Registration Rights Agreement dated May 28, 1999 among the Registrant and the persons named on the signature page thereof (excluding the schedule thereto, which the Registrant will provide supplementally to the Commission upon request).

5*       Opinion of Shanley & Fisher, P.C.

23.1*    Consent of PricewaterhouseCoopers LLP.

23.2*    Consent of Shanley & Fisher, P.C. (included in Exhibit 5)

24*      Powers of Attorney



---------------------

* Filed herewith

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Little Falls, State of New Jersey, on June 17, 1999.

                                         THE BISYS GROUP, INC.


                                         By:  Lynn J. Mangum
                                            -----------------------------------
                                             Lynn J. Mangum
                                             Chairman of the Board and
                                             Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                                    TITLE                                          DATE


  Lynn J. Mangum                         Director, Chairman of                         June 17, 1999
-------------------------                the Board and Chief
Lynn J. Mangum                           Executive Officer
                                         (principal executive
                                         officer)



  Dennis R. Sheehan                      Executive Vice President                      June 17, 1999
-------------------------                and Chief Financial Officer
Dennis R. Sheehan                        (principal accounting and
                                         principal financial officer)



       *                                 Director                                      June 17, 1999
-------------------------
Robert J. Casale


       *                                 Director                                      June 17, 1999
-------------------------
Thomas A. Cooper


       *                                 Director                                      June 17, 1999
-------------------------
Jay W. DeDapper

       *                                 Director                                      June 17, 1999
-------------------------
John J. Lyons


       *                                 Director                                      June 17, 1999
-------------------------
Thomas E. McInerney


*Lynn J. Mangum hereby signs this Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on June 17, 1999 pursuant to a power of attorney filed herewith.


By: Lynn J. Mangum
    -----------------------------
    Lynn J. Mangum
    Attorney-in-fact

                                INDEX TO EXHIBITS

EXHIBIT NO.                DESCRIPTION


       2                   Agreement and Plan of Merger dated as of May 28, 1999 among the Registrant, BI-HML
                           Acquisition Corp., HML, Inc. and the stockholders of HML, Inc. named therein (excluding schedules and exhibits thereto, which the Registrant will provide supplementally to the
                           Commission upon request).

       4.4                 Registration Rights Agreements dated May 28, 1999 among the Registrant and the persons named on the signature page thereof (excluding the schedule thereto, which the
                           Registrant will provide supplementally to the Commission upon request).

       5                   Opinion of Shanley & Fisher, P.C.

       23.1                Consent of PricewaterhouseCoopers LLP

       23.2                Consent of Shanley & Fisher, P.C.
                           (included in Exhibit 5)

       24                  Powers of Attorney